Exhibit 99.1

4Q 2020

SmartFinancial Announces Results for the Fourth Quarter 2020

KNOXVILLE, TN – January 19, 2021 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NASDAQ: SMBK), today announced net income of $9.0 million, or $0.59 per diluted common share, for the fourth quarter of 2020, compared to net income of $6.4 million, or $0.42 per diluted common share for the third quarter of 2020.  Operating earnings (Non-GAAP), which excludes securities gains, merger related and restructuring expenses and non-operating items, totaled $9.2 million, or $0.61 per diluted common share, in the fourth quarter of 2020, compared to $6.6 million, or $0.44 per diluted common share, in the third quarter of 2020.

Highlights for the Fourth Quarter of 2020

●	Net income of $9.0 million and operating earnings of $9.2 million (Non-GAAP)
●	Operating noninterest income (Non-GAAP) increased $381 thousand or 36.9% annualized quarter-over-quarter
●	Tangible book value per share (Non-GAAP) of $17.92, a 15.1% annualized quarter-over-quarter increase
●	Deposits increased by $153.2 million or 23.1% annualized from September 30, 2020
●	Paid off $237.8 million in borrowings from the Federal Reserve Bank Paycheck Protection Program Liquidity Facility (“PPPLF”)
●	COVID loan modifications declined to 0.7% of total loans

Billy Carroll, President & CEO, stated: "We are extremely pleased with our results for the quarter and for the year.  The year was unprecedented on several fronts, but our energetic, entrepreneurial team rose to the occasion and posted very sound results.  Our continued focus on diversification of revenue and work on efficiency gains are being seen in our metrics, and that, coupled with our solid credit quality, keeps us very excited about our future.”

SmartFinancial's Chairman, Miller Welborn, concluded: “The fourth quarter of 2020 and the entire year of 2020 exceeded our expectations. Our Board could not be happier or prouder of the entire team for the incredible effort and execution of our Strategic Plan. This COVID pandemic has affected a tremendous number of people and the SmartBank team continues to help our clients and the communities we serve.”

Net Interest Income and Net Interest Margin

Net interest income increased $463 thousand to $26.5 million for the fourth quarter of 2020 or approximately 1.8% when compared to $26.0 million for the third quarter of 2020, mainly attributable to a reduction in the cost of interest-bearing liabilities. Average earning assets totaled $3.0 billion, a decrease of $106.9 million, primarily driven by a decrease in cash and cash equivalents used to pay off $237.8 million in borrowings related to PPPLF funding.  Average interest-bearing liabilities decreased $139.4 million, primarily as a result of the PPPLF pay off, and was offset by an increase of $80.1 million in average interest-bearing deposits.

The tax equivalent net interest margin was 3.57% for the fourth quarter of 2020, compared to 3.39% for the third quarter of 2020. The tax equivalent net interest margin was positively impacted by a 13 basis point increase in the average yield on interest-earning assets and a 5 basis point decline in the rate on interest-bearing liabilities over the prior quarter. Lower market interest rates continue to negatively impact earning asset yields, but these declines have been largely mitigated by a lower cost of funds. The primary drivers of the yield increase on interest-earning assets during the fourth quarter of 2020 was an increase in total loan fees of $748 thousand which was offset by a $192 thousand decline in discount accretion.  The increase in loan fees during the quarter is attributable to $2.2 million of the Paycheck Protection Program (“PPP”) fee accretion and $1.3 million of other loan fees compared to $1.8 million of PPP fee accretion, and $905 thousand of other loan fees recognized in the third quarter of 2020. Accretion income on acquired loans for the quarter totaled $768 thousand compared to $960 thousand recognized in the third quarter of 2020.  The Company continues to carry excess liquidity on the balance sheet that resulted from significant deposit growth during the second and third quarters and continued muted loan growth. The lower cost of deposits realized during the current quarter was attributable to the maturing and repricing of time deposits and the payoff of the PPPLF borrowing, which further contributed to the increase in the tax equivalent net interest margin.

The yield on interest-bearing liabilities decreased to 0.60% for the fourth quarter of 2020 when compared to 0.65% for the third quarter of 2020. The cost of average interest-bearing deposits was 0.50% for the fourth quarter of 2020 compared to 0.59% for the third quarter of 2020, a decrease of 9 basis points. The lower cost of average deposits was attributable to the maturing and repricing of time deposits, with average costs decreasing 18 basis points.  The cost of total deposits for the fourth quarter of 2020 was 0.38%.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Dec	Sep	Increase
Selected Interest Rates and Yields	2020	2020	(Decrease)
Yield on loans	4.72%	4.71%	0.01%
Yield on earning assets, FTE	4.01%	3.88%	0.13%
Cost of interest-bearing deposits	0.50%	0.59%	(0.09)%
Cost of total deposits	0.38%	0.44%	(0.06)%
Cost of interest-bearing liabilities	0.60%	0.65%	(0.05)%
Net interest margin, FTE	3.57%	3.39%	0.18%

Provision for Loan Loss and Credit Quality

There was no provision for loan losses during the fourth quarter of 2020, compared to $2.6 million in the third quarter of 2020.  At December 31, 2020, the allowance for loan losses was $18.3 million.  The allowance for loan losses to total loans was 0.77% as of December 31, 2020, compared to 0.78% as of September 30, 2020.  For the Company’s originated loans, the allowance for loan losses to originated loans, less PPP loans, was 0.96% as of December 31, 2020, compared to 1.00% as of September 31, 2020.  The remaining discounts on the acquired loan portfolio totaled $14.5 million, or 3.76% of acquired loans as of December 31, 2020.    During the quarter, the Company added a qualitative factor to the loan loss model, which is based upon the average number of COVID cases within our footprint.

As of December 31, 2020, the Company had COIVD related modified loans totaling $17.2 million, or 0.7%, of the loan portfolio, as compared to $232.5 million or 9.7%, of the loan portfolio on September 30, 2020.

The following table presents detailed information related to the provision for loan losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep
Provision for Loan Losses Rollforward	2020	2020	Change
Beginning balance	$18,817	$16,254	$2,563
Charge-offs	(520)	(174)	(346)
Recoveries	49	103	(54)
Net charge-offs	(471)	(71)	(400)
Provision	-	2,634	(2,634)
Ending balance	$18,346	$18,817	$(471)

Allowance for loan losses to total loans, gross	0.77%	0.78%	(0.01)%

The Company is not required to implement the provisions of the CECL accounting standard until January 1, 2023 and is continuing to account for the allowance for loan losses under the incurred loss model.

Nonperforming loans as a percentage of total loans was 0.24% as of December 31, 2020, an increase of fifteen basis points from the 0.09% reported in the third quarter of 2020.  Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and other real estate owned) as a percentage of total assets was 0.31% as of December 31, 2020, as compared to 0.18% as of September 30, 2020.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Credit Quality	2020	2020	(Decrease)
Nonaccrual loans	$5,633	$2,248	$3,385
Loans past due 90 days or more and still accruing	149	-	149
Total nonperforming loans	5,782	2,248	3,534
Other real estate owned	4,619	3,932	687
Total nonperforming assets	$10,401	$6,180	$4,221

Nonperforming loans to total loans, gross	0.24%	0.09%	0.15%
Nonperforming assets to total assets	0.31%	0.18%	0.13%

Noninterest Income

Noninterest income increased $855 thousand to $5.0 million for the fourth quarter of 2020 compared to $4.1 million for the third quarter of 2020.  During the fourth quarter of 2020, the primary components of the changes in noninterest income were as follows:

●	Increase in service charges on deposit accounts of $140 thousand, primarily related to increased transaction volume;
●	Increase in mortgage banking income of $302 thousand, continued to experience high volume during the quarter;
●	Increase in other income of $476 thousand, related to $465 thousand of previously reserved funds from a dissolved loan program from the Alabama Department of Economic and Community Affairs (“ADECA”). These funds were placed in reserves for potential future losses. During the fourth quarter of 2020, these specific loans paid-off and the reserve was no longer required; and
●	Decrease in interchange and debit card transaction fees of $108 thousand, due to a one-time credit of $130 thousand from vendor reported during the third quarter of 2020.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Income	2020	2020	(Decrease)
Service charges on deposit accounts	$1,032	$892	$140
Gain (loss) on sale of securities, net	-	(9)	9
Mortgage banking income	1,331	1,029	302
Investment services	407	359	48
Insurance commissions	548	560	(12)
Interchange and debit card transaction fees	760	868	(108)
Other	898	422	476
Total noninterest income	$4,976	$4,121	$855

Noninterest Expense

Noninterest expense was $20.0 million for the fourth quarter of 2020 compared to $19.2 million for the third quarter of 2020. During the fourth quarter of 2020, the primary components of the changes in noninterest expense were as follows:

●	Salaries and employee benefits increased $484 thousand, increase is primarily attributable to year-end employee incentive accrual adjustments and various other employee benefit related accruals;
●	Professional services increased $192 thousand, due to increased volume of services performed;
●	Amortization of intangibles increased $169 thousand, increase is from a cumulative adjustment for the amortization of intangible assets (client list and trademark) related to the insurance company purchased in the acquisition of Progressive Financial Group (“PFG”);
●	Merger related and restructuring expense increased $412 thousand, primarily related from the consolidation and termination of two leased properties;
●	FDIC insurance decreased $237 thousand, the decrease was related to an elevated third quarter expense due to an accrual adjustment; and
●	Other real estate and loan related expenses decreased $127 thousand, primarily attributable to decreased activity in loan related activity.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Expense	2020	2020	(Decrease)
Salaries and employee benefits	$11,516	$11,032	$484
Occupancy and equipment	2,256	2,186	70
FDIC insurance	297	534	(237)
Other real estate and loan related expenses	516	643	(127)
Advertising and marketing	181	253	(72)
Data processing	592	558	34
Professional services	786	594	192
Amortization of intangibles	571	402	169
Software as service contracts	590	573	17
Merger related and restructuring expenses	702	290	412
Other	1,946	2,102	(156)
Total noninterest expense	$19,953	$19,167	$786

Income Tax Expense

Income tax expense was $2.5 million for the fourth quarter of 2020, an increase of $531 thousand, compared to $2.0 million for the third quarter of 2020.

For the fourth quarter of 2020, the effective tax rate was 21.7% compared to 23.5% for the third quarter of 2020.  The lower effective tax rate during the fourth quarter of 2020 was primarily from tax benefits associated with a program the State of Tennessee manages for Community Investment loans.

Balance Sheet Trends

Total assets at December 31, 2020, were $3.30 billion compared with $2.45 billion at December 31, 2019.  The increase of $855.8 million is primarily attributable to assets acquired from the acquisition of PFG of approximately $308.2 million, increase in cash and cash equivalents of $241.8 million and the net originations of $288.9 million of PPP loans.

Total liabilities increased to $2.95 billion at December 31, 2020 from $2.14 billion at December 31, 2019.  The increase of $811.4 million was primarily from organic deposit growth of $486.0 million, acquired deposits from the acquisition of PFG in the amount of $272.0 million, and an increase in borrowings of $49.6 million.

Shareholders' equity at December 31, 2020, totaled $357.2 million, an increase of $44.4 million, from December 31, 2019.  The increase in shareholders' equity was primarily from the issuance of common stock for the acquisition of PFG of $24.5 million, net income of $24.3 million for the year ended December 31, 2020 and a net change in accumulated other comprehensive income of $2.0 million, which was offset by the repurchase of the Company's common stock of $4.3 million and $3.0 million of dividends paid. Tangible book value per share (Non-GAAP) was $17.92 at December 31, 2020, an increase from $16.82 at December 31, 2019.  Tangible common equity (Non-GAAP) as a percentage of tangible assets (Non-GAAP) was 8.41% at December 31, 2020, compared with 9.93% at December 31, 2019.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Dec	Dec	Increase
Selected Balance Sheet Information	2020	2019	(Decrease)
Total assets	$3,304,949	$2,449,123	$855,826
Total liabilities	2,947,781	2,136,376	811,405
Total equity	357,168	312,747	44,421
Securities available-for-sale, at fair value	215,634	178,348	37,286
Loans	2,382,243	1,897,392	484,851
Deposits	2,805,215	2,047,214	758,001
Borrowings	81,199	31,623	49,576

Conference Call Information

SmartFinancial issued this earnings release for the fourth quarter of 2020 on Tuesday, January 19, 2021, and will host a conference call on Wednesday, January 20, 2021, at 10:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 0205038.  A replay of the conference call will be available through January 20, 2022, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10151327.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 am ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 35 branches across East and Middle Tennessee, Alabama, and the Florida Panhandle.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll	Ron Gorczynski
President & CEO	Executive Vice President, Chief Financial Officer
(865) 868-0613 billy.carroll@smartbank.com	(865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611 kelley.fowler@smartbank.com

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures, including: (i) operating earnings, (ii) operating return on average assets, (iii) operating pre-tax pre-provision return on average assets (iv) operating return on average shareholder' equity, (v) return on average tangible common equity, (vi) operating return on average tangible common equity, (vii) operating efficiency ratio, (viii) operating noninterest income, (ix) operating pre-tax pre-provision income (x) operating noninterest expense, (xi) tangible common equity, (xii) average tangible common equity, (xiii) tangible book value; and ratios derived therefrom, in its analysis of the company's performance. Operating earnings excludes the following from net income: securities gains and losses, expenses related to the termination of an Alabama Department of Economic and Community Affairs (“ADECA”) loan program, merger termination fee of $6.4 million in the second quarter of 2019, merger related and restructuring expenses.  Operating return on average assets is the annualized operating earnings divided by average assets.  Operating pre-tax pre-provision return on average assets is the annualized operating pre-tax pre-provision income divided by average assets. Operating return on average shareholders' equity is the annualized operating earnings divided by average equity. Return on average tangible common equity is the annualized net income divided by average tangible common equity. Operating return on average tangible common equity is the annualized operating earnings divided by average tangible common equity (Non-GAAP). The operating efficiency ratio includes an adjustment for taxable equivalent yields and excludes securities gains and losses and merger related and restructuring expenses from the efficiency ratio. Operating noninterest income excludes the following from noninterest income: securities gains and losses, expenses related to the termination of the ADECA loan program and the merger termination fee of $6.4 million in the second quarter of 2019.  Operating pre-tax pre-provision income is net interest expense plus operating noninterest income less operating noninterest expense.  Operating noninterest expense excludes the following from noninterest expense: prior year adjustments to salaries, merger related and restructuring expenses and certain franchise tax true-up expenses. Tangible common equity and average tangible common equity excludes goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively.  Tangible book value is tangible common equity divided by common shares outstanding.  Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers.  Management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements, including statements regarding the potential effects of the COVID-19 pandemic on the Company’s business and financial results and conditions, are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively; (2) claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters; (3) the risk that cost savings and revenue synergies from recently completed acquisitions may not be realized or may take longer than anticipated to realize; (4) disruption from recently completed acquisitions with customer, supplier, employee, or other business relationships; (5) our ability to successfully integrate the businesses acquired as part of previous acquisitions with the business of SmartBank; (6) risks related to the completed acquisition of PFG; (7) the risk that the anticipated benefits from the completed acquisition of PFG may not be realized in the time frame anticipated; (8) changes in management’s plans for the future; (9) prevailing, or changes in, economic or political conditions, particularly in our market areas; (10) credit risk associated with our lending activities; (11) changes in interest rates, loan demand, real estate values, or competition; (12) changes in accounting principles, policies, or guidelines; (13) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (14) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (15) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (16) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (17) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Dec	Sep	Jun	Mar	Dec
	2020	2020	2020	2020	2019
Assets:
Cash and cash equivalents	$481,719	$541,815	$399,467	$309,089	$183,971
Securities available-for-sale, at fair value	215,634	214,634	219,631	201,002	178,348
Other investments	14,794	14,829	14,829	14,113	12,913
Loans held for sale	11,721	11,292	6,330	6,045	5,856
Loans	2,382,243	2,404,057	2,408,284	2,139,247	1,897,392
Less: Allowance for loan losses	(18,346)	(18,817)	(16,254)	(13,431)	(10,243)
Loans, net	2,363,897	2,385,240	2,392,030	2,125,816	1,887,149
Premises and equipment, net	72,682	73,934	73,868	73,801	59,433
Other real estate owned	4,619	3,932	5,524	5,894	1,757
Goodwill and core deposit intangibles, net	86,471	86,710	86,327	86,503	77,193
Bank owned life insurance	31,215	31,034	30,853	30,671	24,949
Other assets	22,197	24,168	37,126	20,781	17,554
Total assets	$3,304,949	$3,387,588	$3,265,985	$2,873,715	$2,449,123
Liabilities:
Deposits:
Noninterest-bearing demand	$685,957	$669,733	$645,650	$431,781	$364,155
Interest-bearing demand	649,129	534,128	479,212	444,141	380,234
Money market and savings	919,631	871,098	762,246	730,392	623,284
Time deposits	550,498	577,064	652,581	735,616	679,541
Total deposits	2,805,215	2,652,023	2,539,689	2,341,930	2,047,214
Borrowings	81,199	319,391	318,855	131,603	31,623
Subordinated debt	39,346	39,325	39,304	39,283	39,261
Other liabilities	22,021	27,060	24,649	24,699	18,278
Total liabilities	2,947,781	3,037,799	2,922,497	2,537,515	2,136,376
Shareholders' Equity:
Common stock	15,107	15,233	15,217	15,222	14,008
Additional paid-in capital	252,693	254,626	254,396	254,356	232,732
Retained earnings	87,185	78,918	73,283	67,869	65,839
Accumulated other comprehensive income (loss)	2,183	1,012	592	(1,247)	168
Total shareholders' equity	357,168	349,789	343,488	336,200	312,747
Total liabilities & shareholders' equity	$3,304,949	$3,387,588	$3,265,985	$2,873,715	$2,449,123

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2020	2020	2020	2020	2019	2020	2019
Interest income:
Loans, including fees	$28,594	$28,621	$28,663	$26,434	$25,398	$112,312	$101,002
Securities available-for-sale:
Taxable	609	546	589	679	698	2,423	3,289
Tax-exempt	306	364	416	283	345	1,369	1,518
Federal funds sold and other earning assets	303	327	277	602	587	1,509	2,646
Total interest income	29,812	29,858	29,945	27,998	27,028	117,613	108,455
Interest expense:
Deposits	2,580	2,897	3,366	4,754	5,271	13,597	21,915
Borrowings	142	334	249	89	70	816	319
Subordinated debt	584	584	584	584	584	2,334	2,341
Total interest expense	3,306	3,815	4,199	5,427	5,924	16,747	24,575
Net interest income	26,506	26,043	25,746	22,571	21,104	100,866	83,880
Provision for loan losses	—	2,634	2,850	3,200	685	8,683	2,599
Net interest income after provision for loan losses	26,506	23,409	22,896	19,371	20,419	92,183	81,281
Noninterest income:
Service charges on deposit accounts	1,032	892	709	770	773	3,403	2,902
Gain (loss) on sale of securities, net	—	(9)	16	—	—	6	34
Mortgage banking	1,331	1,029	931	584	374	3,875	1,566
Investment services	407	359	363	437	261	1,566	946
Insurance commissions	548	560	473	269	—	1,850	—
Interchange and debit card transaction fees	760	868	508	276	163	2,413	628
Merger termination fee	—	—	—	—	—	—	6,400
Other	898	422	511	482	1,269	2,313	2,839
Total noninterest income	4,976	4,121	3,511	2,818	2,840	15,426	15,315
Noninterest expense:
Salaries and employee benefits	11,516	11,032	10,357	10,006	10,278	42,911	36,635
Occupancy and equipment	2,256	2,186	1,996	1,911	1,749	8,348	6,716
FDIC insurance	297	534	180	180	—	1,190	140
Other real estate and loan related expense	516	643	346	545	253	2,050	1,320
Advertising and marketing	181	253	202	198	166	834	983
Data processing	592	558	594	538	530	2,281	1,995
Professional services	786	594	868	711	652	2,958	2,375
Amortization of intangibles	571	402	405	362	340	1,740	1,368
Software as service contracts	590	573	561	470	500	2,195	2,195
Merger related and restructuring expenses	702	290	1,477	2,096	427	4,565	3,219
Other	1,946	2,102	1,820	1,776	1,157	7,647	6,205
Total noninterest expense	19,953	19,167	18,806	18,793	16,052	76,719	63,151
Income before income taxes	11,529	8,363	7,601	3,396	7,206	30,890	33,445
Income tax expense	2,499	1,968	1,427	664	473	6,558	6,897
Net income	$9,030	$6,395	$6,174	$2,732	$6,733	$24,332	$26,548
Earnings per common share:
Basic	$0.60	$0.42	$0.41	$0.19	$0.48	$1.63	$1.90
Diluted	$0.59	$0.42	$0.41	$0.19	$0.48	$1.62	$1.89
Weighted average common shares outstanding:
Basic	15,109,298	15,160,579	15,152,768	14,395,103	13,965,877	14,955,423	13,953,497
Diluted	15,182,796	15,210,611	15,202,335	14,479,679	14,066,269	15,019,175	14,046,366

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees[2]	$2,401,406	$28,506	4.72%	$2,410,173	$28,508	4.71%	$1,876,953	$25,350	5.36%
Loans held for sale	10,191	88	3.45%	8,048	113	5.57%	4,548	48	4.19%
Taxable securities	119,936	609	2.02%	132,642	546	1.64%	116,278	698	2.38%
Tax-exempt securities	90,200	456	2.01%	88,129	515	2.32%	59,048	461	3.09%
Federal funds sold and other earning assets	349,167	303	0.35%	438,785	327	0.30%	133,681	587	1.74%
Total interest-earning assets	2,970,900	29,962	4.01%	3,077,777	30,009	3.88%	2,190,508	27,144	4.92%
Noninterest-earning assets	255,477			262,764			190,083
Total assets	$3,226,377			$3,340,541			$2,380,591

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$570,326	230	0.16%	$509,999	199	0.16%	$351,901	486	0.55%
Money market and savings deposits	903,235	774	0.34%	833,022	704	0.34%	632,555	1,695	1.06%
Time deposits	565,237	1,576	1.11%	615,714	1,994	1.29%	633,867	3,090	1.93%
Total interest-bearing deposits	2,038,798	2,580	0.50%	1,958,735	2,897	0.59%	1,618,323	5,271	1.29%
Borrowings[3]	99,777	142	0.57%	319,265	334	0.42%	30,870	70	0.90%
Subordinated debt	39,332	584	5.90%	39,311	584	5.91%	39,248	584	5.90%
Total interest-bearing liabilities	2,177,907	3,306	0.60%	2,317,311	3,815	0.65%	1,688,441	5,924	1.39%
Noninterest-bearing deposits	670,820			649,489			363,542
Other liabilities	23,624			25,834			19,836
Total liabilities	2,872,351			2,992,634			2,071,819
Shareholders' equity	354,026			347,907			308,772
Total liabilities and shareholders' equity	$3,226,377			$3,340,541			$2,380,591

Net interest income, taxable equivalent		$26,656			$26,194			$21,220
Interest rate spread			3.41%			3.22%			3.52%
Tax equivalent net interest margin			3.57%			3.39%			3.84%

Percentage of average interest-earning assets to average interest-bearing liabilities			136.41%			132.82%			129.74%
Percentage of average equity to average assets			10.97%			10.41%			12.97%

1 Taxable equivalent

2 Includes average balance of $296,337 and $295,045 in PPP loans for the quarters ended December 31, 2020 and September 30, 2020, respectively.

3 Includes average balance of $18,092 and $237,780 in Paycheck Protection Program Liquidity Facility (“PPPLF”) funding for the quarters ended December 31, 2020 and September 30, 2020, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Year Ended
	December 31, 2020			December 31, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost[1]
Assets:
Loans, including fees[2]	$2,289,612	$111,992	4.89%	$1,836,963	$100,831	5.49%
Loans held for sale	7,360	320	4.34%	3,858	171	4.43%
Taxable securities	122,900	2,423	1.97%	129,705	3,289	2.54%
Tax-exempt securities	83,765	1,941	2.32%	56,458	1,972	3.49%
Federal funds sold and other earning assets	308,843	1,509	0.49%	110,380	2,646	2.40%
Total interest-earning assets	2,812,480	118,185	4.20%	2,137,364	108,909	5.10%
Noninterest-earning assets	250,955			201,976
Total assets	$3,063,435			$2,339,340

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$481,050	1,013	0.21%	$333,100	1,883	0.57%
Money market and savings deposits	788,006	3,482	0.44%	651,855	7,827	1.20%
Time deposits	641,647	9,102	1.42%	635,451	12,205	1.92%
Total interest-bearing deposits	1,910,703	13,597	0.71%	1,620,406	21,915	1.35%
Borrowings[3]	177,204	816	0.46%	21,526	319	1.48%
Subordinated debt	39,301	2,334	5.94%	39,216	2,341	5.97%
Total interest-bearing liabilities	2,127,208	16,747	0.79%	1,681,148	24,575	1.46%
Noninterest-bearing deposits	571,282			343,611
Other liabilities	23,775			15,852
Total liabilities	2,722,265			2,040,611
Shareholders' equity	341,170			298,729
Total liabilities and shareholders' equity	$3,063,435			$2,339,340

Net interest income, taxable equivalent		$101,438			$84,334
Interest rate spread			3.41%			3.64%
Tax equivalent net interest margin			3.61%			3.95%

Percentage of average interest-earning assets to average interest-bearing liabilities			132.21%			127.14%
Percentage of average equity to average assets			11.14%			12.77%

1 Taxable equivalent

2 Includes average balance of $201,470 in PPP loans for the twelve months ended December 31, 2020.

3 Includes average balance of $91,190 in PPPLF funding for the twelve months ended December 31, 2020.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2020	2020	2020	2020	2019
Composition of Loans:
Commercial real estate
owner occupied	$463,771	$467,569	$464,073	$473,398	$429,269
non-owner occupied	549,205	563,082	552,958	535,637	476,038
Commercial real estate, total	1,012,976	1,030,651	1,017,031	1,009,035	905,307
Commercial & industrial	634,446	644,498	637,450	377,173	337,075
Construction & land development	278,075	275,172	279,216	253,445	227,626
Consumer real estate	443,930	440,310	459,861	482,728	417,481
Consumer and other	12,816	13,426	14,726	16,866	9,903
Total loans	$2,382,243	$2,404,057	$2,408,284	$2,139,247	$1,897,392

Asset Quality and Additional Loan Data:
Nonperforming loans	$5,782	$2,248	$3,776	$3,069	$3,350
Other real estate owned	4,619	3,932	5,524	5,894	1,757
Total nonperforming assets	$10,401	$6,180	$9,300	$8,963	$5,107
Restructured loans not included in nonperforming loans	$257	$8	$9	$9	$61
Net charge-offs to average loans (annualized)	0.08%	0.01%	—%	—%	0.01%
Allowance for loan losses to loans	0.77%	0.78%	0.67%	0.63%	0.54%
Nonperforming loans to total loans, gross	0.24%	0.09%	0.16%	0.14%	0.18%
Nonperforming assets to total assets	0.31%	0.18%	0.28%	0.31%	0.21%
Acquired loan fair value discount balance	$14,467	$15,141	$16,187	$17,237	$15,348
Accretion income on acquired loans	768	960	888	1,841	1,375
PPP net fees deferred balance	4,190	6,348	8,582	—	—
PPP net fees recognized	2,157	1,812	1,909	—	—

Capital Ratios:
Equity to Assets	10.81%	10.33%	10.52%	11.70%	12.77%
Tangible common equity to tangible assets (Non-GAAP)[1]	8.41%	7.97%	8.09%	8.96%	9.93%

SmartFinancial, Inc.[2]
Tier 1 leverage	8.69%	8.78%	8.83%	10.28%	10.34%
Common equity Tier 1	11.61%	11.33%	10.92%	10.87%	11.61%
Tier 1 capital	11.61%	11.33%	10.92%	10.87%	11.61%
Total capital	14.07%	13.81%	13.25%	13.13%	14.02%

SmartBank	Estimated[3]
Tier 1 leverage	9.58%	9.74%	9.82%	11.42%	11.41%
Common equity Tier 1	12.79%	12.57%	12.14%	12.05%	12.81%
Tier 1 risk-based capital	12.79%	12.57%	12.14%	12.05%	12.81%
Total risk-based capital	13.57%	13.37%	12.82%	12.62%	13.31%

1Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

2All periods presented are estimated.

3 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2020	2020	2020	2020	2019	2020	2019
Selected Performance Ratios (Annualized):
Return on average assets	1.11%	0.76%	0.79%	0.43%	1.12%	0.79%	1.13%
Return on average shareholders' equity	10.15%	7.31%	7.31%	3.33%	8.65%	7.13%	8.89%
Return on average tangible common equity¹	13.43%	9.72%	9.80%	4.41%	11.55%	9.50%	12.04%
Noninterest income / average assets	0.61%	0.49%	0.45%	0.44%	0.47%	0.50%	0.65%
Noninterest expense / average assets	2.46%	2.28%	2.41%	2.96%	2.68%	2.50%	2.70%
Efficiency ratio	63.38%	63.54%	64.28%	74.02%	67.04%	65.97%	63.66%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	1.14%	0.79%	0.93%	0.67%	1.08%	0.89%	1.01%
Operating PTPP return on average assets[1]	1.45%	1.35%	1.53%	1.37%	1.31%	1.43%	1.39%
Operating return on average shareholders' equity[1]	10.34%	7.57%	8.58%	5.22%	8.34%	8.02%	7.91%
Operating return on average tangible common equity[1]	13.69%	10.06%	11.51%	6.90%	11.12%	10.67%	10.71%
Operating efficiency ratio[1]	60.86%	62.25%	58.95%	65.46%	64.95%	61.75%	64.29%
Operating noninterest income / average assets[1]	0.56%	0.49%	0.45%	0.44%	0.35%	0.49%	0.35%
Operating noninterest expense / average assets[1]	2.37%	2.25%	2.23%	2.63%	2.56%	2.36%	2.55%

Selected Interest Rates and Yields:
Yield on loans	4.72%	4.71%	4.87%	5.35%	5.36%	4.89%	5.49%
Yield on earning assets, FTE	4.01%	3.88%	4.22%	4.83%	4.92%	4.20%	5.10%
Cost of interest-bearing deposits	0.50%	0.59%	0.71%	1.10%	1.29%	0.71%	1.35%
Cost of total deposits	0.38%	0.44%	0.54%	0.91%	1.06%	0.55%	1.12%
Cost of interest-bearing liabilities	0.60%	0.65%	0.77%	1.20%	1.39%	0.79%	1.46%
Net interest margin, FTE	3.57%	3.39%	3.63%	3.90%	3.84%	3.61%	3.95%

Per Common Share:
Net income, basic	$0.60	$0.42	$0.41	$0.19	$0.48	$1.63	$1.90
Net income, diluted	0.59	0.42	0.41	0.19	0.48	1.62	1.89
Operating earnings, basic¹	0.61	0.44	0.48	0.30	0.46	1.83	1.69
Operating earnings, diluted¹	0.61	0.44	0.48	0.30	0.46	1.82	1.68
Book value	23.64	22.96	22.57	22.09	22.33	23.64	22.33
Tangible book value¹	17.92	17.27	16.90	16.40	16.82	17.92	16.82
Common shares outstanding	15,107,214	15,233,227	15,216,932	15,221,990	14,008,233	15,107,214	14,008,233

¹See reconciliation of Non-GAAP measures

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2020	2020	2020	2020	2019	2020	2019
Operating Earnings:
Net income (GAAP)	$9,030	$6,395	$6,174	$2,732	$6,733	$24,332	$26,548
Noninterest income:
Securities gains (losses), net	—	9	(16)	—	—	(6)	(34)
ADECA termination proceeds	(465)	—	—	—	(720)	(465)	(720)
Merger termination fee	—	—	—	—	—	—	(6,400)
Noninterest expenses:
Salaries - prior year adjustment	—	—	—	—	603	—	603
Merger related and restructuring expenses	702	290	1,477	2,096	427	4,565	3,219
Other - prior year franchise tax true-up	—	—	—	—	(312)	—	(312)
Income taxes:
Tax benefit - prior year amended return	—	—	—	—	(304)	—	(304)
Income tax effect of adjustments	(62)	(77)	(382)	(548)	60	(1,071)	1,015
Operating earnings (Non-GAAP)	$9,205	$6,617	$7,253	$4,280	$6,487	$27,355	$23,615
Operating earnings per common share (Non-GAAP):
Basic	$0.61	$0.44	$0.48	$0.30	$0.46	$1.83	$1.69
Diluted	0.61	0.44	0.48	0.30	0.46	1.82	1.68

Operating Noninterest Income:
Noninterest income (GAAP)	$4,976	$4,121	$3,511	$2,818	$2,840	$15,426	$15,315
Securities gains (losses), net	—	9	(16)	—	—	(6)	(34)
ADECA termination proceeds	(465)	—	—	—	(720)	(465)	(720)
Merger termination fee	—	—	—	—	—	—	(6,400)
Operating noninterest income (Non-GAAP)	$4,511	$4,130	$3,495	$2,818	$2,120	$14,955	$8,161
Operating noninterest income (Non-GAAP)/average assets[1]	0.56%	0.49%	0.45%	0.44%	0.35%	0.49%	0.35%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$19,953	$19,167	$18,806	$18,793	$16,052	$76,719	$63,151
Salaries - prior year adjustment	—	—	—	—	(603)	—	(603)
Merger related and restructuring expenses	(702)	(290)	(1,477)	(2,096)	(427)	(4,565)	(3,219)
Other - prior year franchise tax true-up	—	—	—	—	312	—	312
Operating noninterest expense (Non-GAAP)	$19,251	$18,877	$17,329	$16,697	$15,334	$72,154	$59,641
Operating noninterest expense (Non-GAAP)/average assets[2]	2.37%	2.25%	2.23%	2.63%	2.56%	2.36%	2.55%

Operating Pre-tax Pre-provision ("PTPP") Earnings:
Net interest income (GAAP)	$26,506	$26,043	$25,746	$22,571	$21,104	$100,866	$83,880
Operating noninterest income	4,511	4,130	3,495	2,818	2,120	14,955	8,161
Operating noninterest expense	(19,251)	(18,877)	(17,329)	(16,697)	(15,334)	(72,154)	(59,641)
Operating PTPP earnings (Non-GAAP)	$11,766	$11,296	$11,912	$8,692	$7,890	$43,667	$32,400

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	1.14%	0.79%	0.93%	0.67%	1.08%	0.89%	1.01%
Operating PTPP return on average assets (Non-GAAP)[4]	1.45%	1.35%	1.53%	1.37%	1.31%	1.43%	1.39%
Return on average tangible common equity (Non-GAAP)[5]	13.43%	9.72%	9.80%	4.41%	11.55%	9.50%	12.04%
Operating return on average shareholder equity (Non-GAAP)[6]	10.34%	7.57%	8.58%	5.22%	8.34%	8.02%	7.91%
Operating return on average tangible common equity (Non-GAAP)[7]	13.69%	10.06%	11.51%	6.90%	11.12%	10.67%	10.71%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	63.38%	63.54%	64.28%	74.02%	67.04%	65.97%	63.66%
Adjustment for taxable equivalent yields	(0.30)%	(0.32)%	(0.34)%	(0.34)%	(0.33)%	(0.33)%	(0.29)%
Adjustment for securities gains (losses)	—%	0.02%	(0.04)%	—%	—%	(0.01)%	(0.02)%
Adjustment for merger related income and costs	(2.22)%	(0.99)%	(4.95)%	(8.21)%	(1.76)%	(3.88)%	0.94%
Operating efficiency ratio (Non-GAAP)	60.86%	62.25%	58.95%	65.46%	64.95%	61.75%	64.29%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PTPP return on average assets (Non-GAAP) is the annualized operating PTPP earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2020	2020	2020	2020	2019	2020	2019
Tangible Common Equity:
Shareholders' equity (GAAP)	$357,168	$349,789	$343,488	$336,200	$312,747	$357,168	$312,747
Less goodwill and other intangible assets	86,471	86,710	86,327	86,503	77,193	86,471	77,193
Tangible common equity (Non-GAAP)	$270,697	$263,079	$257,161	$249,697	$235,554	$270,697	$235,554

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$354,026	$347,907	$339,861	$329,692	$308,772	$341,170	$298,729
Less average goodwill and other intangible assets	86,561	86,206	86,484	80,370	77,400	84,913	78,270
Average tangible common equity (Non-GAAP)	$267,465	$261,701	$253,377	$249,322	$231,372	$256,257	$220,459

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$23.64	$22.96	$22.57	$22.09	$22.33	$23.64	$22.33
Adjustment due to goodwill and other intangible assets	(5.72)	(5.69)	(5.67)	(5.69)	(5.51)	(5.72)	(5.51)
Tangible book value per common share (Non-GAAP)[1]	$17.92	$17.27	$16.90	$16.40	$16.82	$17.92	$16.82

Tangible Common Equity to Tangible Assets:
Total Assets	$3,304,949	$3,387,588	$3,265,985	$2,873,715	$2,449,123	$3,304,949	$2,449,123
Less goodwill and other intangibles	86,471	86,710	86,327	86,503	77,193	86,471	77,193
Tangible Assets (Non-GAAP):	$3,218,478	$3,300,878	$3,179,658	$2,787,212	$2,371,930	$3,218,478	$2,371,930
Tangible common equity to tangible assets (Non-GAAP)	8.41%	7.97%	8.09%	8.96%	9.93%	8.41%	9.93%

1Tangible book value per share is computed by dividing total stockholder's equity, less goodwill and other intangible assets by common shares outstanding.